Pittston Burlington Group
                         Reports Second Quarter Results

Richmond, VA -- July 24, 1997. Pittston Burlington Group reported a net loss of $1.9 million, or $.10 cents per share (primary and fully diluted), in the second quarter ended June 30, 1997, including special consulting expenses of $12.5 million (pre-tax), or $.40 per share, related to the redesign of the Burlington Air Express, Inc. ("Burlington") global business processes and new information systems architecture. A year ago, net income was $8.7 million, or $.46 per share. Consolidated worldwide revenues totaled $399.6 million, an 11% increase over the $360.1 million reported in the prior year's quarter.

For the first six months of 1997, worldwide revenues increased 9% to $771.0 million compared to $708.2 million for the comparable period in 1996. Net income was $3.2 million, or $.16 per share (primary and fully diluted), including the special consulting expenses of $.41 per share, for the first six months of 1997. A year ago, net income was $12.5 million, or $.65 per share.

International
Burlington's international revenues rose 13% in the second quarter to $253.0 million from $224.7 million in the comparable 1996 period due primarily to strong growth in Asia/Pacific markets. International expedited freight services revenues increased 12% to $192.7 million, reflecting higher volumes and higher average yields. Other international revenues, primarily customs clearance and ocean services, rose 16% to $60.3 million in the second quarter as compared to $52.2 million in the prior year quarter. International operating profits, excluding any impact of the aforementioned special consulting expenses, amounted to $8.4 million in the second quarter, a 33% increase over the $6.3 million earned in the second quarter of 1996. For the first six months of 1997, international operating profits totaled $15.1 million, a 34% increase over the $11.3 million recorded a year earlier.

Burlington recently announced the acquisition of Cleton & Company, one of The Netherlands' leading logistics providers. Cleton & Company employs over 170 logistics professionals and currently operates over 500,000 sq. ft. of logistics/distribution facilities. Cleton generated annual gross revenues equivalent to U.S.$17 million in 1996.

Domestic
In the second quarter, Burlington's domestic expedited freight services revenues increased 8% to $144.7 million, reflecting higher volumes and higher average yields. Domestic operating profits, excluding any impact of the aforementioned special consulting expenses, were $3.5 million in the second quarter compared to $10.0 million in the same period a year ago. The 1996 second quarter benefitted from a reduction in Federal excise tax liabilities of approximately $3 million. In the current quarter, transportation costs were higher as a results of additional capacity designed to improve on time customer service and meet rising demand in high growth markets such as the aerospace and electronics industries. In addition, transportation costs included certain costs associated with Burlington's strategy of establishing a certificated airline carrier operation. Second quarter domestic expedited freight services average yield (revenue per pound) increased by 5% while weight shipped, which was impacted by declining shipments in the automotive sector, increased 3%. For the first six months of 1997, domestic operating profits, excluding any impact of the second quarter special consulting expenses, were $7.6 million compared to $13.7 million a year earlier.

During the second quarter, Burlington announced major new contracts with Wal-Mart, TRW, General Instrument and Epson America, Inc. Giant retailer Wal-Mart selected Burlington to be its primary carrier for heavy-weight international air shipments. The TRW contract is for two years as the preferred, heavy-weight air carrier worldwide. Burlington will handle General Instrument's domestic heavy-weight air freight for both overnight and second day deliveries. The contract with Epson America, Inc. is for worldwide air and ocean freight services.

As previously indicated, Burlington has formed a Global Innovation Team to redesign Burlington's global business processes and further enhance service quality and improve efficiencies. A key component of this process was a review of current information systems and technology needs on a global basis. The innovation team is responsible for optimizing Burlington's investment in technology to assure delivery of "state of the art" information systems for both customer and operations requirements. Other cost and service improvement programs have been identified through this process and are being implemented during the balance of 1997. Annualized cost savings from these initiatives are currently projected at a minimum of $5-10 million. Special expenses incurred in the second quarter represent most of the consulting fees and other project expenses expected to be incurred in the planning stage of this redesign program.

Joseph C. Farrell, Chairman and CEO of Burlington, stated "We are optimistic about the outlook for Burlington's business for the balance of 1997 and beyond. We expect full year results to be in line with current estimates of $1.90-$2.00 per share exclusive of any special expenses." A number of new contracts for Burlington's logistics and transportation services have been concluded this year which are expected to further improve international and domestic volumes during the second half. The recently completed acquisition of Cleton & Co. will also enhance international revenue growth. Some of the initial benefits of the process redesign program are also expected to benefit second half results. The recent FAA proposal to limit payloads of converted Boeing 727 aircraft is not expected to materially impact Burlington's second half transportation costs.

Financial - Consolidated
The Pittston Company reported net income of $14.7 million in the second quarter compared to $25.4 million in the second quarter of 1996. For the first six months of 1997, net income totaled $36.0 million compared to $44.0 million in 1996. Consolidated cash flow from operating activities totaled $85.5 million for the six months ended June 30, 1997. Total debt at June 30, 1997 was $297.4 million. The Pittston Company's credit rating was recently raised to 'BBB' by Standard & Poor's Corporation.

This release contains both historical and forward looking information. In particular statements herein regarding the benefits from the redesign initiatives and the impact of the automotive market, new business contracts and implementation of recent acquisitions on second half results are subject to known and unknown risks, uncertainties and contingencies, many of which are beyond the control of Burlington, which may cause actual results, performance or achievements to differ materially from those which are anticipated. Factors that might affect such forward looking statements include, among others, overall economic and business conditions, the demand for Burlington's services, pricing and other competitive factors in the industry, new government regulations, and uncertainty about the implementation of systems initiatives and the integration of acquisitions.

                               * * * * * * * * * *

Pittston Burlington Group Common Stock (NYSE-PZX), Pittston Brink's Group Common Stock (NYSE-PZB) and Pittston Minerals Group Common Stock (NYSE-PZM) represent the three classes of common stock of The Pittston Company. Pittston is a diversified company with interests in global freight transportation and logistics management services through Burlington Air Express Inc. (Pittston Burlington Group), security services through Brink's, Incorporated and Brink's Home Security, Inc. (Pittston Brink's Group), and in coal through Pittston Coal Company and in gold mining and metals exploration through Pittston Mineral Ventures Company (Pittston Minerals Group). Copies of the Pittston Brink's Group and Pittston Minerals Group earnings releases are available upon request.




                                                 Pittston Burlington Group
                                                Supplemental Financial Data
                                                        (Unaudited)


                                                BURLINGTON AIR EXPRESS INC.


(In thousands, except                                     Three Months Ended June 30
          Six Months Ended June 30
per pound/shipment amounts)                                   1997              1996
             1997             1996
---------------------------------------------------------------------------------------------------------------------------


OPERATING REVENUES
Domestic U.S.
   Expedited freight services                         $    144,668           133,952
          281,340         262,732
   Other                                                     1,890             1,434
            3,612           2,102
--------------------------------------------------------------------------------------------------------------------------

Total Domestic U.S.                                        146,558           135,386
          284,952         264,834

International
   Expedited freight services                         $    192,731           172,461
          373,622         342,176
   Customs clearances                                       31,663            30,362
           59,300          58,776
   Ocean and other                                          28,615            21,855
           53,102          42,373
--------------------------------------------------------------------------------------------------------------------------

Total International                                        253,009           224,678
          486,024         443,325

Total operating revenues                                 $ 399,567           360,064
          770,976         708,159
--------------------------------------------------------------------------------------------------------------------------

OPERATING PROFIT (LOSS)
   Domestic U.S.                                      $      3,498            10,029
            7,615          13,737
   International                                             8,437             6,298
           15,076          11,276
   Other (a)                                               (12,500)                -
          (12,500)              -
--------------------------------------------------------------------------------------------------------------------------

Total operating (loss) profit                         $       (565)           16,327
           10,191          25,013
--------------------------------------------------------------------------------------------------------------------------


Expedited freight services
   shipment growth rate                                       0.6%              3.4%
             (0.6)%          4.4%

Expedited freight services weight growth rate:
   Domestic U.S.                                              3.1%              5.3%
             2.0%            4.1%
   International                                              7.9%              6.5%
             5.2%            7.9%
   Worldwide                                                  5.7%              5.9%
             3.7%            6.1%
--------------------------------------------------------------------------------------------------------------------------


Expedited freight services
   weight (millions of pounds)                               372.6             352.6
            723.1           697.2
Expedited freight services
   shipments (thousands)                                     1,330             1,322
            2,605           2,620
--------------------------------------------------------------------------------------------------------------------------


Expedited freight services average:
   Yield (revenue per pound)                          $       .906              .869
             .906            .868
   Revenue per shipment                               $        254               232
              251             231
   Weight per shipment (pounds)                                280               267
              278             266
--------------------------------------------------------------------------------------------------------------------------


(a) Consulting expenses related to the redesign of Burlington's business processes and new information systems architecture.




                                                 Pittston Burlington Group
                                                 STATEMENTS OF OPERATIONS
                                                        (Unaudited)



(In thousands, except                                     Three Months Ended June 30
          Six Months Ended June 30
per share amounts)                                            1997              1996
             1997             1996
--------------------------------------------------------------------------------------------------------------------------


Operating revenues                                    $    399,567           360,064
         770,976          708,159
--------------------------------------------------------------------------------------------------------------------------


Operating expenses                                         355,693           313,807
         686,604          624,307
Selling, general and administrative
   expenses                                                 46,852            32,219
          79,023           62,906
--------------------------------------------------------------------------------------------------------------------------

Total costs and expenses                                   402,545           346,026
         765,627          687,213
--------------------------------------------------------------------------------------------------------------------------


Other operating income                                         859               518
           1,508              741
--------------------------------------------------------------------------------------------------------------------------

Operating (loss) profit                                     (2,119)           14,556
           6,857           21,687

Interest income                                                145               657
             475            1,549
Interest expense                                            (1,066)             (988)
          (2,012)          (2,040)
Other expense, net                                               -              (337)
            (281)          (1,344)
--------------------------------------------------------------------------------------------------------------------------

(Loss) income before income taxes                           (3,040)           13,888
           5,039           19,852
(Credit) provision for income taxes                         (1,127)            5,142
           1,864            7,345
--------------------------------------------------------------------------------------------------------------------------

Net (loss) income                                     $     (1,913)            8,746
           3,175           12,507
--------------------------------------------------------------------------------------------------------------------------


Net (loss) income per common share:
   Primary                                            $       (.10)              .46
             .16          .65
   Fully diluted                                              (.10)   (a)        .46
(a)            .16  (a)     .65  (a)
--------------------------------------------------------------------------------------------------------------------------


Average common shares outstanding:
   Primary                                                  19,471            19,161
          19,439           19,100
   Fully diluted                                            20,164            19,161
          20,128           19,100
--------------------------------------------------------------------------------------------------------------------------




                                                    SEGMENT INFORMATION



Operating revenues:
   Burlington                                         $    399,567           360,064
         770,976          708,159
--------------------------------------------------------------------------------------------------------------------------


Operating (loss) profit:
   Burlington                                         $       (565)           16,327
          10,191           25,013
   General corporate expense                                (1,554)           (1,771)
          (3,334)          (3,326)
--------------------------------------------------------------------------------------------------------------------------

Operating (loss) profit                               $     (2,119)           14,556
           6,857           21,687
--------------------------------------------------------------------------------------------------------------------------


See accompanying notes.

(a) Fully diluted net income per share is considered to be the same as primary since the effect of common stock equivalents was either antidilutive or insignificant.





                                                 Pittston Burlington Group
                                                 CONDENSED BALANCE SHEETS




 June 30               December 31
(In thousands)
    1997                      1996
---------------------------------------------------------------------------------------------------------------------------


(Unaudited)
Assets

Current assets:
Cash and cash equivalents                                                          $
  29,913                    17,818
Accounts receivable, net of estimated amounts
   uncollectible
 274,233                   262,378
Inventories and other current assets
  25,227                    22,557
---------------------------------------------------------------------------------------------------------------------------

Total current assets
 329,373                   302,753

Property, plant and equipment, at cost, net of
   accumulated depreciation and amortization
 111,698                   113,283
Intangibles, net of amortization
 174,082                   177,797
Other assets
  50,993                    41,565
---------------------------------------------------------------------------------------------------------------------------


Total assets                                                                       $
 666,146                   635,398
---------------------------------------------------------------------------------------------------------------------------



Liabilities and Shareholder's Equity

Current liabilities                                                                $
 310,629                   278,601
Long-term debt, less current maturities
  27,350                    28,723
Other liabilities
  23,286                    23,085
---------------------------------------------------------------------------------------------------------------------------

Total liabilities
 361,265                   330,409

Shareholder's equity
 304,881                   304,989
---------------------------------------------------------------------------------------------------------------------------


Total liabilities and shareholder's equity                                         $
 666,146                   635,398
---------------------------------------------------------------------------------------------------------------------------


See accompanying notes.





                                                 Pittston Burlington Group
                                                 STATEMENTS OF CASH FLOWS
                                                        (Unaudited)




          Six Months Ended June 30
(In thousands)
             1997             1996
---------------------------------------------------------------------------------------------------------------------------


Cash flows from operating activities:
Net income
          $ 3,175           12,507
Adjustments to reconcile net income to
   net cash provided by operating activities:
   Depreciation and amortization
           14,122           10,891
   Provision for aircraft heavy maintenance
           16,382           16,067
   Other, net
            3,705            1,758
   Changes in operating assets and liabilities:
      (Increase) decrease in receivables
          (13,493)           4,535
      Increase in inventories and other current assets
           (3,563)            (228)
      Increase (decrease) in current liabilities
            5,873          (16,854)
      Other, net
            1,380             (847)
---------------------------------------------------------------------------------------------------------------------------

Net cash provided by operating activities
           27,581           27,829
---------------------------------------------------------------------------------------------------------------------------


Cash flows from investing activities:
Additions to property, plant and equipment
          (10,973)         (16,533)
Proceeds from disposal of property, plant and equipment
              315            5,265
Aircraft heavy maintenance
          (19,350)          (9,713)
Other, net
              658              738
---------------------------------------------------------------------------------------------------------------------------

Net cash used by investing activities
          (29,350)         (20,243)
---------------------------------------------------------------------------------------------------------------------------


Cash flows from financing activities:
Net (reductions of) additions to debt
           (5,708)             393
Payments from (to) Minerals Group
           23,304          (11,419)
Share and other equity activity
           (3,732)          (2,194)
---------------------------------------------------------------------------------------------------------------------------

Net cash provided (used) by financing activities
           13,864          (13,220)
---------------------------------------------------------------------------------------------------------------------------


Net increase (decrease) in cash and cash equivalents
           12,095           (5,634)
Cash and cash equivalents at beginning of period
           17,818           25,847
---------------------------------------------------------------------------------------------------------------------------


Cash and cash equivalents at end of period
         $ 29,913           20,213
---------------------------------------------------------------------------------------------------------------------------


See accompanying notes.




                      The Pittston Company and Subsidiaries
                      CONSOLIDATED STATEMENTS OF OPERATIONS
                                   (Unaudited)


(In thousands, except                                              Three Months Ended
June 30              Six Months Ended June 30
per share amounts)                                                     1997
 1996                 1997             1996
------------------------------------------------------------------------------------------------------------------------------------


Net sales                                                      $    157,812
175,268              316,695         345,520
Operating revenues                                                  668,342
582,119            1,291,135       1,142,774
------------------------------------------------------------------------------------------------------------------------------------

Net sales and operating revenues                                    826,154
757,387            1,607,830       1,488,294
------------------------------------------------------------------------------------------------------------------------------------


Cost of sales                                                       153,836
169,444              307,248         365,329
Operating expenses                                                  553,434
483,250            1,072,253         956,316
Restructuring and other credits,
   including litigation accrual                                           -
    -                    -         (37,758)
Selling, general and administrative
   expenses                                                          94,455
71,026              170,098         143,322
------------------------------------------------------------------------------------------------------------------------------------

Total costs and expenses                                            801,725
723,720            1,549,599       1,427,209
------------------------------------------------------------------------------------------------------------------------------------


Other operating income                                                2,875
7,243                6,451          10,058
------------------------------------------------------------------------------------------------------------------------------------

Operating profit                                                     27,304
40,910               64,682          71,143

Interest income                                                         991
  811                2,010           1,336
Interest expense                                                     (6,422)
(3,379)             (11,986)         (7,124)
Other expense, net                                                   (1,899)
(2,009)              (4,288)         (4,406)
------------------------------------------------------------------------------------------------------------------------------------

Income before income taxes                                           19,974
36,333               50,418          60,949
Provision for income taxes                                            5,311
10,908               14,414          16,904
------------------------------------------------------------------------------------------------------------------------------------

Net income                                                           14,663
25,425               36,004          44,045
Preferred stock dividends, net                                         (902)
  146               (1,803)           (919)
------------------------------------------------------------------------------------------------------------------------------------

Net income attributed to common shares                         $     13,761
25,571               34,201          43,126
------------------------------------------------------------------------------------------------------------------------------------


Pittston Brink's Group:
Net income attributed to common shares                         $     17,739
14,035               33,045          25,874
------------------------------------------------------------------------------------------------------------------------------------


Net income per common share                                    $        .46
  .37                  .86             .68
------------------------------------------------------------------------------------------------------------------------------------


Average common shares outstanding                                    38,230
38,152               38,209          38,105
------------------------------------------------------------------------------------------------------------------------------------


Pittston Burlington Group:
Net (loss) income attributed to common
   shares                                                      $     (1,913)
8,746                3,175          12,507
------------------------------------------------------------------------------------------------------------------------------------


Net (loss) income per common share:
   Primary                                                     $       (.10) .46
       .16                  .65
   Fully diluted                                                    (.10)(a) .46
   (a) .16              (a) .65     (a)
------------------------------------------------------------------------------------------------------------------------------------


Average common shares outstanding:
   Primary                                                           19,471
19,161               19,439           19,100
   Fully diluted                                                     20,164
19,161               20,128           19,100
------------------------------------------------------------------------------------------------------------------------------------


Pittston Minerals Group:
Net (loss) income attributed to common
   shares:                                                     $     (2,065) 2,790
       (2,019)       4,745
------------------------------------------------------------------------------------------------------------------------------------


Net (loss) income per common share:
   Primary                                                     $       (.26) .35
       (.25)           .60
   Fully diluted                                                    (.26)(b) .27
       (.25)(b)        .57
------------------------------------------------------------------------------------------------------------------------------------


Average common shares outstanding:
   Primary                                                            8,068
7,866                8,035            7,844
   Fully diluted                                                      9,903
9,947                9,878            9,969
------------------------------------------------------------------------------------------------------------------------------------


See accompanying notes.

(a) Fully diluted net income per share is considered to be the same as primary since the effect of common stock equivalents was either antidilutive or insignificant.

(b) Fully diluted net income per share is considered to be the same as primary since the effect of common stock equivalents and the assumed conversion of preferred stock was either antidilutive or insignificant.




                      The Pittston Company and Subsidiaries
                      CONDENSED CONSOLIDATED BALANCE SHEETS




          June 30               December 31
(In thousands)
             1997                      1996
------------------------------------------------------------------------------------------------------------------------------------


      (Unaudited)
Assets

Current assets:
Cash and cash equivalents
 $         59,997                    41,217
Accounts receivable, net of estimated amounts uncollectible
          504,628                   475,859
Inventories and other current assets
          145,729                   121,338
------------------------------------------------------------------------------------------------------------------------------------

Total current assets
          710,354                   638,414

Property, plant and equipment, at cost, net of accumulated
   depreciation, depletion and amortization
          604,007                   540,851
Intangibles, net of amortization
          300,266                   317,062
Other assets
          342,519                   336,276
------------------------------------------------------------------------------------------------------------------------------------


Total assets
 $      1,957,146                 1,832,603
------------------------------------------------------------------------------------------------------------------------------------


Liabilities and Shareholders' Equity

Current liabilities
 $        592,043                   588,691
Long-term debt, less current maturities
          254,965                   158,837
Postretirement benefits other than pensions
          229,913                   226,697
Workers' compensation and other claims
          112,747                   116,893
Other liabilities
          136,863                   134,778
------------------------------------------------------------------------------------------------------------------------------------

Total liabilities
        1,326,531                 1,225,896

Shareholders' equity
          630,615                   606,707
------------------------------------------------------------------------------------------------------------------------------------


Total liabilities and shareholders' equity
 $      1,957,146                 1,832,603
------------------------------------------------------------------------------------------------------------------------------------


See accompanying notes.




                      The Pittston Company and Subsidiaries
                      CONSOLIDATED STATEMENTS OF CASH FLOWS
                                   (Unaudited)




                   Six Months Ended June 30
(In thousands)
                      1997             1996
------------------------------------------------------------------------------------------------------------------------------------


Cash flows from operating activities:
Net income
             $      36,004          44,045
Adjustments to reconcile net income to net cash
   provided by operating activities:
   Noncash charges and other write-offs
                         -          29,948
   Depreciation, depletion and amortization
                    60,824          55,035
   Provision for aircraft heavy maintenance
                    16,382          16,067
   Provision for deferred income taxes
                     5,117           9,362
   Other, net
                    10,469           6,528
   Changes in operating  assets and  liabilities  net of effects of acquisitions and dispositions:
     Increase in receivables
                   (15,870)        (17,999)
     Increase in inventories and other current assets
                   (24,067)         (5,103)
     Increase (decrease) in current liabilities
                       490         (22,710)
     Other, net
                    (3,807)        (47,346)
------------------------------------------------------------------------------------------------------------------------------------

Net cash provided by operating activities
                    85,542          67,827
------------------------------------------------------------------------------------------------------------------------------------


Cash flows from investing activities:
Additions to property, plant and equipment
                   (82,236)        (78,004)
Proceeds from disposal of property, plant and equipment
                     3,698           8,262
Aircraft heavy maintenance
                   (19,350)         (9,713)
Acquisitions and related contingent payments,
   net of cash acquired
                   (54,094)           (971)
Other, net
                     6,996           4,181
------------------------------------------------------------------------------------------------------------------------------------

Net cash used by investing activities
                  (144,986)        (76,245)
------------------------------------------------------------------------------------------------------------------------------------


Cash flows from financing activities:
Additions to debt
                    99,082          21,643
Reductions of debt
                    (8,263)         (8,550)
Share and other equity activity
                   (12,595)        (12,910)
------------------------------------------------------------------------------------------------------------------------------------

Net cash provided by financing activities
                    78,224             183
------------------------------------------------------------------------------------------------------------------------------------


Net increase (decrease) in cash and cash equivalents
                    18,780          (8,235)
Cash and cash equivalents at beginning of period
                    41,217          52,823
------------------------------------------------------------------------------------------------------------------------------------

Cash and cash equivalents at end of period
             $      59,997          44,588
------------------------------------------------------------------------------------------------------------------------------------


See accompanying notes.





                      The Pittston Company and Subsidiaries
                            Pittston Burlington Group
                         NOTES TO FINANCIAL INFORMATION



(1) The Company has three classes of common stock: Pittston Brink's Group Common Stock ("Brink's Stock"), Pittston Burlington Group Common Stock ("Burlington Stock") and Pittston Minerals Group Common Stock ("Minerals Stock"), which were designed to provide shareholders with separate securities reflecting the performance of the Pittston Brink's Group (the "Brink's Group"), Pittston Burlington Group (the "Burlington Group") and Pittston Minerals Group (the "Minerals Group"), respectively, without diminishing the benefits of remaining a single corporation or precluding future transactions affecting any of the Groups.

     The financial information for the Burlington Group includes the results of the Company's Burlington Air Express Inc. business. It is prepared using the amounts included in the Company's consolidated financial statements. Accordingly, the Company's consolidated financial statements must be read in connection with the Burlington Group's financial data.

(2) In 1988, the trustees of certain pension and benefit trust funds (the "Trust Funds") established under collective bargaining agreements with the United Mine Workers of America ("UMWA") brought an action (the "Evergreen Case") against the Company and a number of its coal subsidiaries, claiming that the defendants were obligated to contribute to such Trust Funds in accordance with the provisions of the 1988 and subsequent National
     Bituminous Coal Wage Agreements, to which neither the Company nor any of its subsidiaries were a signatory. In 1993, the Company recognized in its consolidated financial statements the potential liability that might have resulted from an ultimate adverse judgement in the Evergreen Case.

     In March 1996, a settlement was reached in the Evergreen Case. Under the terms of the settlement, the coal subsidiaries which had been signatories to earlier National Bituminous Coal Wage Agreements agreed to make various lump sum payments in full satisfaction of all amounts allegedly due to the Trust Funds through January 31, 1996, to be paid over time as follows: approximately $25.8 million upon dismissal of the Evergreen Case and the remainder of $24 million in installments of $7.0 million in 1996 and $8.5 million in each of 1997 and 1998. The first payment was entirely funded through an escrow account previously established by the Company. The second payment of $7.0 million was paid in 1996 and was funded from cash provided by operating activities. The third payment of $7.0 million is expected to be paid in August, 1997 and will be funded from cash provided by operating activities. In addition, the coal subsidiaries agreed to future participation in the UMWA 1974 Pension Plan.

     As a result of the settlement of the Evergreen Case at an amount lower than previously accrued, the Company recorded a pretax gain of $35.7 million ($23.2 million after tax) in the first quarter of 1996 in its consolidated financial statements.

(3) In 1996, the Company adopted Statement of Financial Accounting Standards ("SFAS") No. 121, "Accounting for the Impairment of Long-Lived Assets and for Long-Lived Assets to Be Disposed Of". SFAS No. 121 requires companies to review assets for impairment whenever circumstances indicate that the carrying amount of an asset may not be recoverable. SFAS No. 121, resulted in a pretax charge to earnings in the first quarter of 1996 for the Company and the Minerals Group of $29.9 million ($19.5 million after-tax), of which $26.3 million was included in cost of sales and $3.6 million was included in selling, general and administrative expenses. SFAS No. 121 had no impact on the Burlington Group.

(4) During the three months ended June 30, 1997 and 1996, the Company purchased 13,000 shares (at a cost of $0.4 million) and no shares, respectively, of Brink's Stock; no shares and 5,000 shares (at a cost of $0.1 million), respectively, of Burlington Stock; and no shares of Minerals Stock under the share repurchase program authorized by the Board of Directors of the Company (the "Board"). During the six months ended June 30, 1997 and 1996, the Company purchased 166,000 shares (at a cost of $4.3 million) and no shares, respectively, of Brink's Stock; 132,100 shares (at a cost of $2.6 million) and 5,000 shares (at a cost of $0.1 million), respectively, of Burlington Stock; and no shares of Minerals Stock under the share repurchase program.

(5) There were no Series C Cumulative Convertible Preferred Stock (the "Convertible Preferred Stock") repurchases during the quarter and six months ended June 30, 1997. During the quarter and six months ended June 30, 1996, the Company purchased 10,600 shares of the Convertible Preferred Stock. Preferred dividends included on the Company's Statement of Operations for the quarter and six months ended June 30, 1996, are net of $1.1 million which is the excess of the carrying amount of the Convertible Preferred Stock over the cash paid to holders of the stock.

(6) Certain prior period amounts have been reclassified to conform to the current period's financial statement presentation.

(7) Financial information for the Minerals Group, which includes the results of the Company's Coal and Mineral Ventures operations, and the Brink's Group, which includes the results of the Company's Brink's, Incorporated and Brink's Home Security, Inc. businesses, is available upon request.